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REVOCABLE PROXY                                               REVOCABLE PROXY



             PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
   THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF THE SHAREHOLDERS OF
                      FIRST INDIANA CORPORATION
                 TO BE HELD ON SEPTEMBER 26, 2000


The undersigned hereby appoints Marni McKinney, Robert H. McKinney and Owen
B. Melton, Jr., and each of them, attorneys-in-fact and proxies, with full power of substitution, to attend the Special Meeting of Shareholders to be held on September 26, 2000 at 2:00 p.m. E.S.T., and at any adjournments or postponements of the Special Meeting, and to vote as designated on the reverse side hereof all shares of the Common Stock of First Indiana Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement and prospectus.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.


                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


            TRIANGLE     FOLD AND DETACH HERE      TRIANGLE



      Whether or not you are able to attend the Special Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to First Indiana Corporation, c/o Computershare Investor Services, LLC.


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   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

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
1.  Proposal to approve the merger of The Somerset Group,          2. In accordance with their discretion, to vote upon
    Inc., an Indiana corporation and the owner of                     all other matters that may properly come before said
    approximately 22% of the outstanding common stock of              Special Meeting and any adjournment thereof, including
    First Indiana Corporation, with and into First Indiana            matters incidental to the conduct of the meeting.
    Corporation and to approve the Agreement and Plan of
    Reorganization by and between First Indiana and Somerset
    dated as of April 19, 2000 (a copy of which is attached
    as Annex  A to the proxy statement and prospectus for the
    Special Meeting).

           FOR    Against     Abstain                                      Dated:___________________, 2000

           / /     / /          / /                                        Please Sign Here_______________

                                                                           _______________________________


                                                                           Note: Please date this proxy and sign it exactly
                                                                           as your name or names appear. All joint owners of
                                                                           shares should sign. State full title when signing
                                                                           as executor, administrator, trustee, guardian, etc.
                                                                           Please return signed proxy in the enclosed envelope.
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             TRIANGLE      FOLD AND DETACH HERE      TRIANGLE



Whether or not you are able to attend the Special Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to First Indiana Corporation, c/o Computershare Investor Services, LLC.